EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Remark Holdings, Inc. on Form S-8 of our report dated April 5, 2017, with respect to the consolidated financial statements of Remark Holdings, Inc. included in its Annual Report on Form 10-K for the years ended December 31, 2016 and 2015, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Cherry Bekaert LLP

Atlanta, GA

May 23, 2017